UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 16, 2013

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

0-21802

34-1741211

(State or Other Jurisdiction of)

     (Commission File Number)

(IRS Employer Identification No.)

Incorporation or Organization)

2254 Centennial Road  Toledo, OH     43617

                 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Amendment to Employment Agreement with Named Executive Officer.

(1) Timothy R. Kasmoch

Effective March 17, 2010, N-Viro International Corporation (the "Company") entered into an Employment Agreement (the “Agreement”) with Timothy R. Kasmoch to serve as the Company’s President and Chief Executive Officer commencing February 26, 2010.

At a meeting of the Board of Directors of the Company on May 10, 2013, the Board of Directors approved an Amendment to the employment agreement (the “Amendment”) that modifies and reduces the stock option grants provided in the Agreement.  No other changes were made in the Agreement.

In addition, the Amendment references stock options granted to Mr. Kasmoch in August of 2011 under the N-Viro International 2010 Stock Option Plan (the “2010 Plan”).  While not specifically granted pursuant to the Agreement, 400,000 of those options were returned to the Company per the Amendment.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report.

(e) Amendment to Employment Agreement with Named Executive Officer.

(2) Robert W. Bohmer

Effective March 17, 2010, N-Viro International Corporation (the "Company") entered into an Employment Agreement (the “Agreement”) with Robert W. Bohmer to serve as the Company’s Executive Vice President and General Counsel commencing February 26, 2010.

At a meeting of the Board of Directors of the Company on May 10, 2013, the Board of Directors approved an Amendment to the employment agreement (the “Amendment”) that modifies and reduces the stock option grants provided in the Agreement.  No other changes were made in the Agreement.

A copy of the Amendment is filed as Exhibit 10.2 to this Current Report.

(e) Amendment to Employment Agreement with Named Executive Officer.

(3) James K. McHugh

Effective March 17, 2010, N-Viro International Corporation (the "Company") entered into an Employment Agreement (the “Agreement”) with James K. McHugh to serve as the Company’s Chief Financial Officer commencing February 26, 2010.

At a meeting of the Board of Directors of the Company on May 10, 2013, the Board of Directors approved an Amendment to the employment agreement (the “Amendment”) that modifies the stock option grants provided in the Agreement.  No other changes were made in the Agreement.

A copy of the Amendment is filed as Exhibit 10.3 to this Current Report.

(e) Material Option Grant Awarded to Executive Officer.

(Kasmoch, Bohmer and McHugh)

On May 16, 2013, in connection and effective with their respective Amendment to employment agreement, the Board approved a grant of stock options to Messrs. Kasmoch, Bohmer and McHugh, which are immediately exercisable for shares of the Company's common stock.  The grants were made pursuant to both the Second Amended and Restated 2004 N-Viro International Corporation Stock Option Plan (the "2004 Plan") and the 2010

Plan.  The following table sets forth information about the stock option grants:

	2004 Plan
Officer	Grants returned	Grants received - May 2013	Grants to receive - May 2014	Grants returned	Grants received - May 2013	Grants to receive - May 2014	Grants to receive - May 2015	Total Change
Timothy Kasmoch	(395,000)	25,000	25,000	(400,000)	100,000	100,000	100,000	(445,000)

Robert Bohmer	(245,000)	25,000	25,000	-	100,000	50,000	-	(45,000)

James McHugh	(40,000)	20,000	20,000	-	25,000	25,000	-	+ 50,000

All grants awarded on May 16, 2013 were priced at $1.25, the prior ten trading day average closing price of the Company’s common stock, in accordance with both the 2004 Plan and 2010 Plan.  Future grants required under each officer’s Amendment will be priced at the time of grant.

The awards to the officers were based on the recommendation of the Compensation Committee of the Board, which considered, among other things, each of the Officer’s willingness to accept a lower base compensation package.

Item 9.01 - Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

10.1

Amendment to employment agreement of Timothy R. Kasmoch, dated May 16, 2013.

10.2

Amendment to employment agreement of Robert W. Bohmer, dated May 16, 2013.

10.3

Amendment to employment agreement of James K. McHugh, dated May 16, 2013.

The information in this Form 8-K, and the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

May 22, 2013

By:

  /s/  James K. McHugh

James K. McHugh

Chief Financial Officer